Exhibit 99.1

US Foods Responds to Sachem Head Capital Management’s Attempt to Take Over Control of Board of Directors

US Foods Offered to Appoint Two New Directors, Including Sachem Head’s Principal; Sachem Head Declined US Foods’ Offer Without Engagement

Sachem Head Insisted on Appointment of Bernardo Hees as Executive Chairman

US Foods is Building on Momentum to Drive Substantial Shareholder Value Creation

ROSEMONT, Ill., February 15, 2022 – US Foods Holding Corp. (NYSE: USFD) (“US Foods” or the “Company”), one of the largest foodservice distributors in the United States, today issued the following statement in response to a press release from Sachem Head Capital Management LP (“Sachem Head”), which disclosed its attempt to seek control of the Board of Directors (“Board”) through the nomination of seven directors for election to the Company’s ten-member Board at its 2022 annual meeting.

Since Sachem Head filed its Schedule 13D in respect of US Foods on October 7, 2021, members of our Board and management team have engaged with seriousness and urgency and had numerous discussions with Sachem Head. We approached these discussions with an open mind and a willingness to work constructively. In December, the Board’s Nominating and Corporate Governance Committee interviewed each of the three director candidates Sachem Head privately proposed. Following these interviews and associated due diligence, we offered to appoint two new directors to the Board, including Scott Ferguson, Sachem Head’s principal, and a mutually agreed-upon second director with relevant supply chain leadership experience. Sachem Head made the appointment of Bernardo Hees as Executive Chairman a precondition for any engagement.

In the course of its evaluation of Bernardo Hees, the Board identified significant concerns regarding his leadership roles at previous companies, which Mr. Hees was unable to dispel during the interview process. As a result, the Board was not willing to appoint him to the Board, let alone name him Executive Chairman as originally proposed by Sachem Head. Among other things, the Brazilian SEC (The Comissão de Valores Mobiliários or CVM) investigated Mr. Hees as the former CEO and director of America Latina Logistica (ALL) over financial irregularities in the company’s financial statements. In 2019, ALL and its former executives and directors, including Mr. Hees, paid a fine of BRL 10.27 million to settle with the Brazilian SEC. Separately, Mr. Hees stepped down as CEO of Kraft Heinz in 2019 after the company had to take a $15.4 billion impairment charge. Kraft Heinz’s stock price fell over 50% under Mr. Hees’ leadership, from the close of the merger of Kraft and Heinz in 2015 until Mr. Hees departed in 2019, representing a loss in market capitalization of over $50 billion. In September 2021, the U.S. Securities and Exchange Commission (“SEC”) found Kraft Heinz had falsified supplier contracts to achieve cost savings and artificially inflated earnings during Mr. Hees’ tenure as CEO. Kraft Heinz consented to a cease-and-desist order and paid a civil penalty of $62 million. More than twenty federal and state-level lawsuits against Kraft Heinz have been filed since the SEC investigation became public, all of which name Mr. Hees as a defendant. At US Foods, we believe that integrity in leadership matters. Mr. Hees’ interviews did not allay the Board’s concerns about Mr. Hees’ oversight and leadership that resulted in these financial improprieties.

US Foods has demonstrated an ability to create sustainable value for shareholders. US Foods profitably grew market share and expanded EBITDA margins by 90 basis points in the four years leading up to the pandemic. In response to the pandemic, the Company reduced administrative and selling costs by $180 million. US Foods has reinvested roughly one-third of this amount to expand its salesforce to further grow market share. The Company sees continued opportunity to grow market share, expand gross margins and increase operational efficiencies. The initiatives that drive these outcomes have been underway for over a year and largely overlap with the suggestions made by Sachem Head. In the past year, US Foods has appointed two senior executives with deep supply chain and technology experience. We are confident that the recent changes we have made to enhance our operating model, combined with the execution of our strategy, will drive significant shareholder value creation.

The US Foods Board is composed of ten highly qualified directors with significant expertise in the foodservice and restaurant industry as well as distribution, finance, technology, governance and C-suite operating experience. Over the last four years, the Board has added four new members, reflecting a commitment and openness to fresh ideas, and resulting in an average tenure of the US Foods Board of 5.4 years. In addition, with diverse directors comprising 30% of the Board, it has cultivated a variety of viewpoints to inform its oversight of the Company. The Board also recently announced changes consistent with its commitment to best practices of corporate governance, including the separation of the roles of Chairman and CEO.

We recognize there is more work to do and are committed to listening to all our shareholders as we drive the business forward. We have substantial opportunities ahead and look forward to discussing our plans and progress on our upcoming earnings call.

Shareholders are not required to take any action at this time. The Board will present its recommendations regarding all director nominees for election at the Company’s 2022 annual meeting in the Company’s definitive proxy statement, accompanying proxy card and other relevant documents to be filed with the SEC. The Company’s 2022 annual meeting has not yet been scheduled.

Centerview Partners LLC and J.P. Morgan Securities LLC are acting as financial advisors to US Foods. Sidley Austin LLP is serving as legal counsel to US Foods.

About US Foods

US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 69 broadline locations and 80 cash and carry stores, US Foods provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company’s Investor Relations website at https://ir.usfoods.com/investors or by contacting the Company’s Investor Relations department at Melissa.Napier@usfoods.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 2, 2021, the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, filed with the SEC on February 16, 2021, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Company’s 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

INVESTOR CONTACT:

Melissa Napier

847-720-2767

Melissa.Napier@usfoods.com

MEDIA CONTACT:

Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449